Exhibit 10.13

Amphitrite Digital Incorporated 6501 Red Hook Plaza, 201-465 St. Thomas, USVI 00802 www.amphitritedigital.com

April 1, 2022

Dear Bryan Mason,

It is with great pleasure to inform you that the management of Amphitrite Digital has awarded you 150,000 stock grants as part of the company’s 2022 Employee Stock Incentive Plan. The details of your award are in the attached Stock Option Grant Notice. With this stock grant, you now share in the ownership of Amphitrite Digital and its operating units; Seas the Day Charters USVI and Windy of Chicago. You will be contacted by KoreTransfer USA whom Amphitrite has selected to be our stock transfer agent. They will work with you in establishing an account to manage your securities.

We believe that the best way to express our gratitude for your hard work and dedication to the success and growth of Amphitrite Digital is by giving you ownership in the company. It is our sincere hope that you will continue to grow with Amphitrite as we continue to provide our guests “the best day of their vacation”.

Thank you for your past and your continued contributions to our success.

Warm Wishes,

/s/ Hope Stawski
Hope Stawski CEO and President Amphitrite Digital